Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Actuate Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113545, 333-104101, 333-84582, 333-62600, 333-56906, 333-33720, 333-73015, and 333-59959) and in Registration Statements on Form S-3 (Nos. 333-67220 and 333-34410) of Actuate Corporation of our report dated March 19, 2007, relating to the consolidated balance sheets of Actuate Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in this December 31, 2006 annual report on Form 10-K of Actuate Corporation.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, applying the modified-prospective method.

Our report dated March 19, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that Actuate Corporation did not maintain effective internal control over financial reporting as of December 31, 2006, because of the effect of a material weakness on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that:

•	The Company lacked adequate resources with sufficient technical expertise to properly account for income taxes in accordance with generally accepted accounting principles; and

•

The Company lacked effective policies and procedures to ensure that the review of schedules supporting its income tax provision was conducted in sufficient detail by someone other than the preparer of such schedules.

/s/ KPMG LLP

Mountain View, California

March 19, 2007